UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934
Date of Report (Date of earliest event reported): January 27, 2006
WILD OATS MARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21577 Commission File Number	84-1100630 (I.R.S. Employer Identification Number)
3375 Mitchell Lane
Boulder, Colorado 80301
(Address of principal executive offices, including zip code)
(303) 440-5220
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
On January 27, 2006, the Registrant announced the anticipated closing of two stores, one in Portland, Oregon and one in Fort Lauderdale, Florida, on February 18, 2006 (the “Closure”). The Company concluded that the stores were not providing the quality shopping experience that it is committed to giving to its customers, and that costs associated with upgrading the stores to meet current size and quality standards were not justified under the circumstances, including the respective age of each store. The Company intends to replace the Fort Lauderdale store with a new, larger facility next year.
The Company expects to incur pre-tax charges related to the Closures in the first quarter 2006 for estimated employee severance cash expenditure of approximately $0.1 million, and for future lease costs in an amount to be determined and disclosed by filing of an amended report on Form 8-K under Item 2.05.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Wild Oats Markets, Inc. (Registrant)
	By:	/s/ Freya R. Brier
Date: January 27, 2006		Executive Officer